EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-36779, 333-43159, and 333-43181) on Form S-8 of SPACEHAB, Incorporated and subsidiaries of our reports dated August 20, 2003, with respect to the consolidated financial statements of SPACEHAB, Incorporated and subsidiaries, included in the Annual Report (Form 10-K) for the year ended June 30, 2004.

/s/ Ernst & Young LLP

McLean, Virginia

September 27, 2004